Exhibit 99.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
ANNOUNCES THE RELEASE OF ITS
FIRST QUARTER 2023 FINANCIAL AND OPERATING RESULTS

Virginia Beach, VA – May 9, 2023 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) announced today that it has reported its financial and operating results for the three months ended March 31, 2023 on Form 10-Q. In addition, the Company has posted supplemental information to its website regarding WHLR's financial and operating results for the three months ended March 31, 2023. Both the Form 10-Q and the supplemental information can be accessed by visiting the Investor Relations page at https://ir.whlr.us/.

Contact
Investor Relations (757) 627-9088
Email: investorrelations@whlr.us

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visit www.whlr.us.